DELAWARE GROUP ADVISER FUNDS

Registration No. 811-07972
FORM N-SAR
Annual Period Ended October 31, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Two (2) transactions for the annual period ended October 31, 2013 effected pursuant to Rule 10f-3, attached as Exhibits.

WS: MFG_Philadelphia: 878744: v1

WS: MFG_Philadelphia: 860789: v1